Earnings Update | 3rd Quarter 2026 The Ritz-Carlton, Lake Tahoe

Investor Presentation | November 2026 2 Forward-Looking Statements In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: the Risk Factors discussed in our most recent Annual Report on Form 10-K; rising interest rates and inflation; macroeconomic conditions, such as a prolonged period of weak economic growth and volatility in the capital and financial markets; uncertainty in the business sector and market volatility; general and economic business conditions affecting the lodging and travel industry; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, the degree and nature of our competition, legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended (the “Code”), and related rules, regulations and interpretations governing the taxation of REITs; and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. These and other risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission. This presentation is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Braemar Hotels & Resorts Inc. or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security. Prior to investing in Braemar, potential investors should carefully review Braemar’s periodic filings with the Securities and Exchange Commission, including, but not limited to, Braemar’s most current Form 10-K, Form 10-Q and Form 8-Ks, including the risk factors included therein.

Investor Presentation | November 2026 3 Non-GAAP Measures This presentation contains non-GAAP financial measures, including EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA, Comparable Hotel EBITDA, Comparable Hotel EBITDA Margin, FFO, NAREIT FFO, Adjusted FFO, Net Debt and Net Debt to Gross Assets. Management believes these measures are useful to investors because they exclude items that do not reflect the ongoing operating performance of the Company's hotels — principally depreciation and amortization, which is substantial for a real estate owner and does not correlate with the change in value of the Company's properties, together with financing costs, income taxes, impairment charges, gains and losses on asset dispositions, and costs associated with transactions and the Company's transition to self-management. Presenting results on this basis allows period-to-period comparisons of hotel-level and corporate operating performance, facilitates comparison with other lodging REITs that report similar measures, and reflects how management evaluates the portfolio, allocates capital and measures the performance of the Company's hotel managers. These measures are also used in the Company's internal budgeting and forecasting and, in the case of Net Debt and Net Debt to Gross Assets, in evaluating leverage and balance sheet capacity. These measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flow from operating activities, or any other measure prepared in accordance with GAAP, and they are not indicative of funds available to meet the Company's cash needs, including the ability to fund distributions. Because these measures are not standardized, the Company's presentation may not be comparable to similarly titled measures reported by other companies. Reconciliations of the historical non-GAAP measures used in this presentation to their most directly comparable GAAP measures appear in the appendix to this presentation. EBITDA is net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, and equity in (earnings) loss of unconsolidated entities, and after the Company's portion of EBITDA of OpenKey. EBITDAre is EBITDA further adjusted to exclude impairment charges on real estate and (gain) loss on the disposition of assets and hotel property, as defined by NAREIT. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price or debt amount. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's Hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. Adjusted EBITDAre is EBITDAre further adjusted to exclude amortization of favorable (unfavorable) contract assets and liabilities, transaction and conversion costs, other (income) loss, write-off of loan costs and exit fees, realized and unrealized (gain) loss on derivatives, stock- and unit-based compensation, legal, advisory and settlement costs, advisory services incentive fees, (gain) loss on extinguishment of debt, (gain) loss on insurance settlement, and severance. Hotel EBITDA is property-level net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes and non-hotel EBITDA ownership expense, less EBITDA attributable to noncontrolling interests in consolidated entities. Comparable Hotel EBITDA further adjusts Hotel EBITDA to present results for all periods as though each hotel had been owned for the full period. Hotel EBITDA Margin is Hotel EBITDA divided by total hotel revenue. FFO is net income (loss) computed in accordance with GAAP, excluding gains and losses from the sale of properties and impairment charges on depreciable real estate, plus real estate– related depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. NAREIT FFO is FFO as defined by NAREIT. Adjusted FFO is NAREIT FFO further adjusted for items the Company does not consider indicative of ongoing operating performance, consistent with the adjustments described under Adjusted EBITDAre. Net Debt is total indebtedness less unrestricted cash, restricted cash and the Company's loan receivable. Gross Assets is total assets plus accumulated depreciation. Net Debt to Gross Assets is Net Debt divided by Gross Assets. RevPAR, Total RevPAR, ADR and occupancy are hotel operating statistics and are not non-GAAP financial measures. Comparable operating statistics present all periods as though each hotel had been owned for the full period. The Company does not provide a reconciliation of its full year 2027 guidance for Adjusted EBITDAre, NAREIT FFO per diluted share, Adjusted FFO per diluted share or Comparable Hotel EBITDA Margin to the most directly comparable forward-looking GAAP financial measures, because it is unable to predict with reasonable certainty, and without unreasonable effort, the amount or timing of certain items required for such a reconciliation. These items include, but are not limited to, impairment charges on real estate, gains and losses on the disposition of assets and hotel properties, gains and losses on the extinguishment of debt, realized and unrealized gains and losses on derivatives, gains and losses on insurance settlements, transaction and conversion costs, severance, and the final terms and timing of the refinancing transactions described in this presentation. These items are uncertain, depend on factors outside the Company's control and could have a material effect on GAAP results for the guidance period. For the same reason, the Company is unable to address the probable significance of the unavailable information.

Investor Presentation | November 2026 4 Agenda 1 Company & Portfolio Overview 2 Industry Update 4 Liability Management Ritz-Carlton Reserve Dorado Beach 5 Looking Ahead 3 Recent Results & Developments

Company & Portfolio Overview

BRAEMAR
HOTELS & RESORTS

The Highest RevPAR Lodging REIT | NYSE: BHR

- **Highest proportion of luxury properties** amongst lodging REITs: 5 Luxury; 2 Upper Upscale
- Diversified across **4 gateway urban markets** and **3 premier resort destinations** with high barriers to entry
- **+21.9%** YoY Hotel EBITDA growth, nine months ended September 2026[1]

$1B+
Gross Investments in Hotel Properties[1]

~$390M
Total Annual Hotel Revenue[3]

~$92M
Total Annual Hotel EBITDA[3]

Go-Forward Portfolio[2]

Brand	Property	Location	Keys	Chain Scale	Type
Dorado Beach, A Ritz-Carlton Reserve	Ritz-Carlton Reserve Dorado Beach	Dorado Beach, PR	96 keys	Luxury	Resort
The Ritz-Carlton	The Ritz-Carlton, St. Thomas	St. Thomas, USVI	180 keys	Luxury	Resort
Hilton	Capital Hilton	Washington, D.C.	559 keys	Upper Upscale	Urban
Autograph Collection Hotels	The Notary Hotel, Autograph Collection	Philadelphia, PA	499 keys	Upper Upscale	Urban
Sofitel Hotels & Resorts	Sofitel Chicago Magnificent Mile	Chicago, IL	415 keys	Luxury	Urban
The Ritz-Carlton	The Ritz-Carlton, Lake Tahoe	Truckee, CA	170 keys	Luxury	Resort
LXR Hotels & Resorts	Cameo Beverly Hills, LXR Hotels & Resorts	Los Angeles, CA	143 keys[4]	Luxury	Urban

(1) *As reported as of September 30, 2026 for the 7-property go-forward portfolio*
(2) *BHR's go-forward portfolio following the sale of Four Seasons Scottsdale on October 28, 2026*
(3) *September 30, 2026 TTM for the 7-property go-forward portfolio*
(4) *Includes BHR-owned residences*

Investor Presentation | November 2026

5

Industry Update Cameo Beverly Hills, LXR Hotels & Resorts

Investor Presentation | November 2026 7 100 120 125 128 129 135 0 20 40 60 80 100 120 140 2021 2022 2023 2024 2025 2026 ADR Index 100 109 110 110 108 109 0 20 40 60 80 100 120 140 2021 2022 2023 2024 2025 2026 Occupancy Index 100 130 137 140 140 147 0 20 40 60 80 100 120 140 2021 2022 2023 2024 2025 2026 RevPAR Index Industry RevPAR Continues to Exceed 2021 U.S. KPIs, Indexed to 2021 Source: Lodging Analytics Research & Consulting Q3 2026

Investor Presentation | November 2026 8 Luxury Segment Consistently Outperforms Classification Luxury Upper Upscale Upscale Upper Midscale Midscale Economy RevPAR CAGR (1988-2026)1 4.0% 2.9% 2.8% 2.6% 1.9% 1.4% (1) RevPAR source: CoStar; U.S. Inflation source: U.S. Bureau of Labor Statistics U.S. RevPAR by Chain Scale — Indexed to 100 (Jan 1988)1 50 100 150 200 250 300 350 400 450 500 Ja n -8 8 Ja n -8 9 Ja n -9 0 Ja n -9 1 Ja n -9 2 Ja n -9 3 Ja n -9 4 Ja n -9 5 Ja n -9 6 Ja n -9 7 Ja n -9 8 Ja n -9 9 Ja n -0 0 Ja n -0 1 Ja n -0 2 Ja n -0 3 Ja n -0 4 Ja n -0 5 Ja n -0 6 Ja n -0 7 Ja n -0 8 Ja n -0 9 Ja n -1 0 Ja n -1 1 Ja n -1 2 Ja n -1 3 Ja n -1 4 Ja n -1 5 Ja n -1 6 Ja n -1 7 Ja n -1 8 Ja n -1 9 Ja n -2 0 Ja n -2 1 Ja n -2 2 Ja n -2 3 Ja n -2 4 Ja n -2 5 Ja n -2 6 Luxury Class Upper Upscale Class Upscale Class Upper Midscale Class Midscale Class Economy Class U.S. Inflation (CPI-U) U.S. Inflation 2.8% The Luxury class has the greatest long-term RevPAR growth at 4.0%, the only class to significantly outperform inflation

A High-Quality Luxury Portfolio in Supply-Constrained Markets

BRAEMAR HOTELS & RESORTS

With virtually no supply growth expected in our markets over the next three years–well below the **0.7%**[1] market-wide forecast for 2027-2028 and the **1.6%**[2] long-term average–our markets are positioned to benefit from continued supply constraints

Limited new supply, coupled with luxury guests' lower price sensitivity, supports pricing power and reduces reliance on promotional discounting, contributing to our **10.7%** YoY RevPAR growth through September 2026 YTD for our go-forward portfolio

Property	Market	Classification	Inventory Rooms[3]	Rooms Under Construction (2026-2028)[3]	New Supply Growth 2026	New Supply Growth 2027	New Supply Growth 2028
Ritz-Carlton Reserve Dorado Beach	San Juan	Luxury	1,451	0	0.0%	0.0%	0.0%
The Ritz-Carlton, St. Thomas[4]	USVI	Luxury	682	20	2.9%	0.0%	0.0%
Capital Hilton	DC CBD	Upper Upscale	14,452	0	0.0%	0.0%	0.0%
The Notary Hotel, Autograph Collection[5]	Philadelphia CBD	Upper Upscale	6,812	81	1.2%	0.0%	0.0%
Sofitel Chicago Magnificent Mile	Chicago CBD	Luxury	8,037	0	0.0%	0.0%	0.0%
The Ritz-Carlton, Lake Tahoe	Lake Tahoe	Luxury	2,414	0	0.0%	0.0%	0.0%
Cameo Beverly Hills, LXR Hotels & Resorts[6]	Beverly Hills	Luxury	8,092	78	0.0%	0.0%	1.0%
Total / Wtd. Avg.			**41,940**	**179**	**0.2%**	**0.0%**	**0.2%**

As supply remains constrained for the foreseeable future, ADR growth is expected to continue, boosting property-level valuations and expanding shareholder value

(1) *Forecasted U.S. supply growth for 2027 & 2028 per LARC*
(2) *Average U.S. supply growth over 1988-2026 per CoStar*
(3) *Per CoStar as of 10/27/2026; Inventory Rooms and Rooms Under Construction reflect the STR chain scale of the hotel BHR owns in each market (e.g., Luxury in Chicago; Upper Upscale in Philadelphia)*
(4) *The 20 rooms under construction in the USVI represent The Botany, a new boutique, independent hotel on the opposite side of the island*
(5) *The 81 rooms under construction in Philadelphia's CBD represent Kasa The Jaan at City Center, a new short-stay apartment-style hotel*
(6) *The 78 rooms under construction in Beverly Hills represent the Aman Beverly Hills*

Investor Presentation | November 2026

9

Wealth Creation Is Accelerating at the Top

BRAEMAR
HOTELS & RESORTS

An Increasingly K-Shaped Economy[1]

Share of Total U.S. Consumer Spending by Income Group (%)



60
55
50
45
40
'90
'95
'00
'05
'10
'15
'20
'25
Bottom 80%
Top 20%

U.S. ULTRA-WEALTHY INDIVIDUALS

207K

Americans with net worth above $30M at the end of 2025, a record[4]

Up 15% YoY

The IPO wave is adding new wealth at the top

- **SpaceX** (June 2026): 4,400+ employees became millionaires and about 400 hold stakes above $100M[2]
- **Anthropic** filed its S-1 publicly on October 26 (ticker ANT); one estimate shows ~4,300 new millionaires, about 50 above $100M[3]
- **OpenAI** has filed confidentially; a 2027 IPO would add further to the count
- SpaceX and Anthropic together have added / are expected to add about **8,700 millionaires**, roughly 450 of them above $100M
- Ultra-wealthy ($30M+) population forecasted to grow **~6% a year to 2030**[4], adding ~77K in North America

(1) *Source: Moody's Analytics, Federal Reserve*
(2) *Hill.com analysis cited by The New York Times, June 2026; values at the $135 IPO price, before lock-up expiry*
(3) *Hill.com estimate (pre-IPO); Anthropic Form S-1, October 26, 2026*
(4) *Altrata, World Ultra Wealth Report 2026 (June 2026); ultra wealthy = net worth above $30M*

Investor Presentation | November 2026

10

Investor Presentation | November 2026 11 1.23% 6.57% 7.89% 1.22% 4.18% 5.46% 1.15% 3.79% 4.98% 1.52% 3.19% 4.76% 1.75% 2.09% 3.87% 0.52% 0.54% 1.06% -2.00% 0.00% 2.00% 4.00% 6.00% 8.00% Luxury Upper Upscale Upscale Upper Midscale Midscale Economy 2026 Forecasted Growth YoY Significant Luxury RevPAR Growth Forecasted Source: Lodging Analytics Research & Consulting Q3 2026

Ritz-Carlton Reserve Dorado Beach The Notary Hotel, Autograph Collection Recent Results & Developments

Investor Presentation | November 2026 13 Third Quarter 2026 Hotel Results Comparable RevPAR grew 14.4% to $284, the second-highest Q3 RevPAR in the Company’s history, trailing only the post-pandemic recovery in 2022, and driving a 20.7% increase in comparable Hotel EBITDA Comparable Reported RevPAR1 (1) Comparable results as reported in Earnings Releases (2) BHR’s go-forward portfolio following the sale of Four Seasons Scottsdale on October 28, 2026 $238 $312 $307 $311 $331 $357 $- $50 $100 $150 $200 $250 $300 $350 $400 2021 2022 2023 2024 2025 TTM Q3'26 $49.5M $89.3M $84.5M $80.0M $78.4M $92.1M $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2021 2022 2023 2024 2025 TTM Q3'26 Go-Forward Hotel EBITDA2 ($ i n m il lio n s) Comparable Reported Hotel Results1 2026 Q3 2025 Q3 % Variance ADR $419 $385 8.6% Occupancy 67.9% 64.5% 5.3% RevPAR $284 $248 14.4% Total Hotel Revenue ($000s) $95,236 $86,692 9.9% Hotel EBITDA ($000s) $12,913 $10,697 20.7% Hotel EBITDA Margin 13.6% 12.3% 122 bps

Investor Presentation | November 2026 14 -5.5% -3.8% -0.5% 0.1% 2.4% 2.5% 5.3% 16.0% 43.1% -10.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Occupancy – Q3 '26 YoY Variance1 -4.9% 2.5% 8.6% 9.3% 13.4% 14.3% 15.3%15.4% 27.7% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% ADR – Q3 '26 YoY Variance1 YoY ADR & Occupancy Growth by Property Key: Resort Urban Portfolio (1) Reflects the full results reported to us by our hotel managers for residences that we do not own but that are managed in connection with The Ritz-Carlton, Lake Tahoe and Ritz-Carlton Reserve Dorado Beach hotels

Investor Presentation | November 2026 15 (2.6%) (1.4%) 7.2% 8.8% 14.4% 14.4% 18.0% 33.9% 82.8% -10.0% 0.0% 10.0% 20.0% 30.0% 40.0% RevPAR – Q3 '26 YoY Variance1 YoY RevPAR Growth by Property Key: Resort Urban Portfolio Resort RevPAR in Q3 2026 was up 5.9% YoY • Cameo’s momentum continues following the conversion to LXR Hotels & Resorts • Urban outpaced Resort by 17 pts, led by Cameo, The Notary and Sofitel Chicago • St. Thomas’ underperformance due to one-time discounted group booking in August Urban RevPAR in Q3 2026 was up 23.3% YoY Portfolio RevPAR in Q3 2026 was up 14.4% YoY Key Observations (1) Reflects the full results reported to us by our hotel managers for residences that we do not own but that are managed in connection with The Ritz-Carlton, Lake Tahoe and Ritz-Carlton Reserve Dorado Beach hotels

EBITDA Contribution Favored Urban Hotels

BRAEMAR HOTELS & RESORTS

				Q3 2026					
Go-Forward Portfolio (7 Hotels)	**Location**	**Type**	**Rooms**	**Occ%**	**ADR[1]**	**RevPAR[1]**	**Δ 3Q25**	**Hotel EBITDA[2] ($000s)**	**Δ 3Q25**
Sofitel Chicago Magnificent Mile	Chicago, IL	Urban	415	81%	$339	$276	18.0%	$4,740	75.2%
Ritz-Carlton, Lake Tahoe	Truckee, CA	Resort	170	64%	$774	$493	7.2%	$4,060	11.5%
The Notary Hotel	Philadelphia, PA	Urban	499	71%	$247	$176	33.9%	$3,878	72.5%
Capital Hilton	Washington, D.C.	Urban	559	73%	$251	$183	8.8%	$1,876	(20.6%)
Ritz-Carlton Reserve Dorado Beach	Dorado Beach, PR	Resort	96	57%	$1,795	$1,025	14.4%	$720	106.9%
Cameo Beverly Hills	Los Angeles, CA	Urban	139	76%	$343	$260	82.8%	($359)	67.6%
Ritz-Carlton, St. Thomas	St. Thomas, USVI	Resort	180	48%	$754	$360	(2.6%)	($913)	(99.3%)
Total - Go-Forward Portfolio			**2,058**	**71%**	**$411**	**$290**	**15.9%**	**$14,002**	**43.8%**
Four Seasons Scottsdale	Scottsdale, AZ	Resort	210	41%	$540	$221	(1.4%)	($1,089)	(213.9%)
Total Portfolio - Q3 2026			**2,268**	**68%**	**$419**	**$284**	**14.4%**	**$12,913**	**20.7%**
Resort			*656*	*51%*	*$889*	*$457*	*5.9%*	*$2,778*	*(38.1%)*
Urban			*1,612*	*75%*	*$283*	*$211*	*23.3%*	*$10,135*	*63.2%*

Transient Demand Drives Q3 2026 Revenue[1]



2.6%
25.2%
72.2%
Transient
Group
Contract

Quarter Highlights

- **Hotel EBITDA of $12.9M, +20.7%,** with margin up 122 bps as RevPAR grew 14.4%
- **Urban accounted for 78% of EBITDA** (+63.2%); Resort fell 38.1% on losses at St. Thomas and Scottsdale
- **Sofitel Chicago and The Notary** generated $8.6M hotel EBITDA, two-thirds of the total, on RevPAR growth of 18.0% and 33.9%, respectively
- **St. Thomas:** weaker EBITDA due to increase in fuel costs and other one-time expenses

(1) Reflects the full results reported to us by our hotel managers for residences that we do not own but that are managed in connection with The Ritz-Carlton, Lake Tahoe and Ritz-Carlton Reserve Dorado Beach hotels
(2) Please refer to slides 32-33 for a reconciliation to the most directly comparable GAAP financial measure

Investor Presentation | November 2026 16

Investor Presentation | November 2026 17 Third Quarter 2026 Company Results ADJ. EBITDAre $3.9M SHARES OUTSTANDING1 73.3M Q3 CAPEX $5.0M Key Observations • Cash of $78.9M plus $39.6M restricted, mostly manager-held reserves • CapEx invested during the quarter was $5.0M • During the quarter, the Company redeemed approximately $5.0M of its non-traded preferred stock in cash • Due to the seasonality of our hotels, Q3 is often the weakest quarter of the year $0.20 $0.49 $0.44 $0.42 $0.40 $0.52 $0.22 $0.43 $0.20 $0.10 $0.09 $0.13 $0.17 $0.16 ($0.08) ($0.24) ($0.19) ($0.25) $0.25 $0.16 $0.04 ($0.06) ($0.02) $(0.40) $- $0.40 $0.80 $1.20 $1.60 2021 2022 2023 2024 2025 2026 Q1 Q2 Q3 Q4 Quarterly AFFO/Share (1) Includes 68.7M common shares and 4.6M OP units

Investor Presentation | November 2026 18 (1) Sold with Hotel Yountville and Bardessono Hotel and Spa for $437.5M in total; $304.5M was allocated to Sarasota (2) Total Unlevered Profit calculated by taking total unlevered cash inflows less total unlevered cash outflows (3) Increase in NOI from first full year of ownership (2019) to the last full year of ownership (2025) The Ritz-Carlton, Sarasota Sale Transaction Overview: Value Creation: • Hotel cash flow increased 98%3 under Braemar’s rigorous asset management • Strategic Capital Deployment: • F&B venue additions: added outdoor bar / restaurant and a café / gelato shop at Beach Club • Spa upgrade: significant transformation to include enhanced wet areas Returns: 14.3% Unlevered XIRR 2.3x Unlevered MOIC $270.9M Total Unlevered Profit2 Purchase Date April 4, 2018 Sale Date July 14, 2026 Purchase Price $171.0M ($643K / key) Sale Price $304.5M ($1.1M / key)1 Hold Period 8.3 years

Investor Presentation | November 2026 19 (1) Total Unlevered Profit calculated by taking total unlevered cash inflows less total unlevered cash outflows (2) Increase in NOI from first full year of ownership (2023) to the last full year of ownership (2025) Four Seasons Scottsdale Sale Transaction Overview: Value Creation: • Hotel cash flow increased 30%2 under Braemar’s rigorous asset management • Strategic Capital Deployment: • Incremental ROI projects: added an epicurean market and a café and gelato shop Returns: 15.4% Unlevered XIRR 1.7x Unlevered MOIC $181.3M Total Unlevered Profit1 Purchase Date December 1, 2022 Sale Date October 28, 2026 Purchase Price $267.8M ($1.3M / key) Sale Price $372.0M ($1.8M / key) Hold Period 3.9 years

Liability Management The Notary Hotel, Autograph Collection

Investor Presentation | November 2026 21 The Ritz-Carlton, Lake Tahoe Refinancing On October 30, we closed the refinancing of the Ritz-Carlton, Lake Tahoe, cutting the spread by 60 bps, extending maturity to 2031 and saving an estimated $260K1 of implied interest expense. Before After Spread Reduction Implied Interest Savings1Amount Spread Maturity Amount Spread Maturity2 $43M 325 bps 2027 $60M 265 bps 2031 60 bps $260K (1) Implied interest savings = what we would save in 2027 if the new, lower spread applied to today's loan balance (2) Assumes all extension options are fully used

Investor Presentation | November 2026 22 $43 $60 $111 $80 $210 $0 $50 $100 $150 $200 $250 2026 2027 2028 2029 2030 2031 Debt Maturity Schedule ($ in millions)1 The Ritz-Carlton, Lake Tahoe Capital Hilton The Ritz-Carlton, St. Thomas JPM 3-Pack Manageable Debt Maturity Profile Following the refinancing of the Ritz-Carlton, Lake Tahoe, no maturities are expected until 2028 (1) Assumes all extension options are fully used

Investor Presentation | November 2026 23 Net Debt to Gross Assets Down to 33.3% NET DEBT TO GROSS ASSETS 33.3% Net debt to gross assets, %1 39.4% 43.2% 33.3% 30.0% 35.0% 40.0% 45.0% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 SEP 2026 TTM HOTEL EBITDA DEBT YIELD 19.0% 2024 2025 2026 Net debt to gross assets is down 9.9 points from its Q1 2026 peak, with the largest drop in Q3 2026 (1) Net debt calculated as gross debt less cash & cash equivalents, restricted cash, and loan receivable; gross assets calculated as total assets plus accumulated depreciation

Looking Ahead

Investor Presentation | November 2026 25 Next Twelve Months Pace Forward bookings are growing on both rate and occupancy: revenue pace is up 21% year-over-year on a 12% ADR gain and an 8% occupancy gain The Ritz-Carlton, St. Thomas The Ritz-Carlton, Lake Tahoe Cameo Beverly Hills, LXR Hotels & Resorts (1) As of September 30, 2026; data reflects transient bookings and individually booked group rooms; excludes unbooked rooms within reserved group blocks TOTAL1 $53.9M ▲ 21.2% YoY Occupancy ▲ 8.2% ADR ▲ 12.1% RevPAR ▲ 21.2% TRANSIENT1 81% of total $43.5M ▲ 19.5% YoY Occupancy ▼ 0.9% ADR ▲ 20.6% RevPAR ▲ 19.5% GROUP1 19% of total $10.3M ▲ 29.3% YoY Occupancy ▲ 27.1% ADR ▲ 1.7% RevPAR ▲ 29.3%

2027 Market Outlook

BRAEMAR
HOTELS & RESORTS



The Ritz-Carlton, Lake Tahoe

- Strong El Niño forecast for Winter 2026–27 expected to bring a more active storm track and "frequent, reliable snowfall" for Lake Tahoe[1]


SUPER BOWL

Cameo Beverly Hills, LXR Hotels & Resorts

- Los Angeles hosts the 2027 Super Bowl
- The city will also host the NCAA Men's Basketball West Regional Sweet 16 & Elite Eight games


ALL-STAR GAME

Sofitel Chicago Magnificent Mile

- Chicago hosts the MLB All-Star Game
- Favorable citywide calendar, including ASHRAE Winter Conference / AHR Expo and ABCA Convention in January


DRAFT
WASHINGTON, D.C.

Capital Hilton

- 2027 NFL Draft host city
- Increased citywide convention calendar from 17 to 20
- D.C. hosts the NCAA Men's Frozen Four
- National Cherry Blossom Festival 100th Anniversary


AIA27
Conference on Architecture & Design
May 19-22, Philadelphia

The Notary Hotel, Autograph Collection

- Convention Center events grow from 17 to 19, including the AIA and IACP conferences
- NCAA women's Sweet 16 & Elite Eight basketball games and the return of the Army-Navy Game

(1) The Weather Channel

Investor Presentation | November 2026
26

2027 Earnings Guidance

BRAEMAR
HOTELS & RESORTS

The Company is reaffirming the one-time financial guidance previously issued and shown below so that shareholders can more fully understand the future of Braemar on a pro forma basis as it undergoes its transition

With strategic initiatives nearing completion and a new independent Board soon to be in place, Braemar will be well positioned to capitalize on favorable lodging fundamentals and expects to drive long-term shareholder value

~$54M of the difference between Adj. EBITDAre and net income is non-cash depreciation

Full Year 2027 Guidance

Metric	Low	High	Mid
RevPAR Growth	+4.5%	+6.5%	+5.5%
Comparable RevPAR	$354	$361	$358
Comparable Total RevPAR	$535	$542	$539
Total Revenues ($MM)	$407	$412	$409
Operating Profit Margin Under GAAP	7.1%	8.2%	7.7%
Comparable Hotel EBITDA Margin	24.5%	25.4%	24.9%
Net Income Under GAAP ($MM)[1]	($11)	($6)	($9)
Adjusted EBITDAre ($MM)	$85	$90	$88
Diluted Earnings Per Common Share Under GAAP[1]	($0.50)	($0.43)	($0.47)
NAREIT FFO Per Diluted Share	$0.23	$0.30	$0.26
Adjusted FFO Per Diluted Share	$0.25	$0.31	$0.28
Capital Expenditures (% of Total Revenue)	7.0%	9.0%	8.0%

Assumes a projected ~$405M net debt balance[2] and a projected ~$407M preferred equity outstanding[3] as of Dec 31, 2026, along with $15M annual corporate G&A, 74.3M shares outstanding[4] as of September 30, 2026

(1) Net income under GAAP reflects non-cash real estate depreciation and amortization of approximately $54M and interest expense of approximately $39M. Net loss per diluted share also reflects approximately $26M of preferred dividends
(2) Projected net debt of ~$405M factors in our planned refinancing initiatives and includes gross debt of $570M, unrestricted cash of $111M, restricted cash of $46M, and a $9M loan receivable following estimated excess refinancing proceeds, differences due to rounding
(3) Assumes $8M of redemptions in Q4 2026
(4) Adjusted from 73.3M shares outstanding for 1M shares of stock-based compensation expected to vest

Investor Presentation | November 2026 27

Investor Presentation | November 2026 28 Final Conclusions 1 Luxury Portfolio Delivered in Q3 RevPAR grew 14.4% and comparable Hotel EBITDA grew 20.7%; Urban RevPAR grew +23.3% 2 Industry Data Backs the Luxury Thesis Luxury has the strongest long-term RevPAR growth of 4.0%; new supply in our markets is virtually zero 3 Growth is Expected to Continue Revenue pace is up 21%, with both segments growing: transient +19.5%, group +29.3% 4 Proven Investment Track Record Demonstrated ability to acquire and sell assets at attractive prices and deliver strong unlevered IRRs 5 Balance Sheet Improving Lake Tahoe refinanced at a lower spread, extending our earliest final maturity to 2028 6 A Leaner, Self-Managed Platform The disposition of Four Seasons Scottsdale, along with the planned refinancings, is expected to fund the transition to a self-managed REIT The Ritz-Carlton, St. Thomas

Appendix

Investor Presentation | November 2026 30 Indebtedness

Investor Presentation | November 2026 31 Indebtedness

Investor Presentation | November 2026 32 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 33 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 34 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 35 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 36 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 37 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 38 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 39 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 40 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 41 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 42 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Investor Presentation | November 2026 43 Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

Investor Presentation | November 2026 44 Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

Investor Presentation | November 2026 45 Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

Investor Presentation | November 2026 46 Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

Investor Presentation | November 2026 47 Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

Investor Presentation | November 2026 48 Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

Investor Presentation | November 2026 49 Reconciliation of Net Income (Loss) to Adjusted FFO Q3 In thousands except per share amounts

Investor Presentation | November 2026 50 Reconciliation of Net Income (Loss) to Adjusted FFO Q2 In thousands except per share amounts

Investor Presentation | November 2026 51 Reconciliation of Net Income (Loss) to Adjusted FFO Q1 In thousands except per share amounts

Investor Presentation | November 2026 52 Reconciliation of Net Income (Loss) to Adjusted FFO Q4 In thousands except per share amounts